Exhibit 4.2

FOURTH AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

This FOURTH AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made as of November 25, 2014, by and among SVMK Inc. (f/k/a SurveyMonkey Inc.), a Delaware corporation (the “Company”) and each of the Persons listed on Schedule I attached hereto (each such Person, a “Stockholder” and collectively, the “Stockholders”) and amends and restates in its entirety that certain Third Amended and Restated Registration Rights Agreement (the “Original Agreement”) dated as of December 31, 2012, by and among the Company and each of the Persons listed on Schedule I attached thereto. Unless otherwise indicated herein, capitalized terms used herein are defined in Section 10 hereof.

WHEREAS, the parties hereto desire to amend and restate the Original Agreement as provided herein to set forth the respective rights and obligations of the parties hereunder;

NOW, THEREFORE, in consideration of the agreements and covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties to this Agreement, intending to be legally bound, hereby agree as follows:

1. Demand Registrations.

(a)    Requests for Registration. As set forth in Section 1(b) and Section 1(c), holders of Registrable Securities may request registration under the Securities Act of 1933, as amended (the “Securities Act”), of (i) all or any portion of their Registrable Securities on Form S-1 or any similar long-form registration (“Long-Form Registrations”) or (ii) all or any portion of their Registrable Securities on Form S-3 (including pursuant to Rule 415 under the Securities Act) or any similar short-form registration (“Short-Form Registrations”), if available. All registrations requested pursuant to this Section 1(a), Section 1(b) or Section 1(c) are referred to herein as “Demand Registrations.” Each request for a Demand Registration shall specify (i) the approximate number of Registrable Securities requested to be registered, (ii) the anticipated per share price range for such offering and (iii) whether the holders of Registrable Securities initiating the Demand Registration intend to distribute the Registrable Securities covered by their request by means of an underwriting. Within ten (10) days after receipt of any such request, the Company shall give written notice of such requested registration to all other holders of Registrable Securities and, subject to Section 1(d) below, shall include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within fifteen (15) days after the receipt of the Company’s notice.

(b)    Long-Form Registrations. At any time after the six (6) month anniversary of the effective date of the Initial Offering, the holders of at least thirty percent (30%) of the Company’s equity securities then outstanding (“Initiating Holders”) shall be entitled to request registration under the Securities Act, of all or any portion of their Registrable Securities on Form S-1 or any similar long-form registration (“Long-Form Registrations”). The Initiating Holders shall be entitled to request one (1) Long-Form Registration, and the Company shall pay all Registration Expenses (as defined in Section 5) for such registration. The Company shall pay all Registration Expenses in connection with any registration initiated as a Long-Form Registration whether or not it has become effective. Such Long-Form Registration shall be an underwritten registration.

(c)    Short-Form Registrations. In addition to the Long-Form Registrations provided pursuant to Section 1(b), the holders of Registrable Securities, together with the holders of any other securities of the Company entitled to inclusion in such registration, proposing to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (net of any underwriters’ discounts or commissions) of not less than twenty million dollars ($20,000,000) shall be entitled to request an unlimited number of Short-Form Registrations, in which the Company shall pay all Registration Expenses; provided, however, the Company shall not be obligated to effect any such registration pursuant to this Section 1(c) if the Company has, within the twelve (12) month period preceding the date of such request, already effected two (2) registrations on Form S-3 pursuant to this Section 1(c). Notwithstanding anything contained herein to the contrary, Demand Registrations shall be Short-Form Registrations whenever the Company is permitted to use any applicable short form. After the Company has become subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Company shall use its reasonable best efforts to make Short-Form Registrations on Form S-3 available for the sale of Registrable Securities. If the Company is qualified to and, pursuant to the request of the holders of a majority of Registrable Securities entitled to demand a registration as permitted above, has filed with the Securities and Exchange Commission a registration statement under the Securities Act on Form S-3 pursuant to Rule 415 under the Securities Act (the “Required Registration”), the Company shall use its reasonable best efforts to cause the Required Registration to be declared effective under the Securities Act as soon as practical after filing, and once effective, the Company shall cause such Required Registration to remain effective for a period ending on the earlier of (i) the date on which all Registrable Securities have been sold pursuant to the Required Registration, or (ii) the date as of which the holders of Registrable Securities that properly requested such Required Registration are able to sell all of their Registrable Securities then held by them within the three (3) month period immediately succeeding such date in compliance with Rule 144 under the Securities Act (the “Effective Period”).

(d)    Priority on Demand Registrations. The Company shall not include in any Demand Registration any securities which are not Registrable Securities without the prior written consent of the holders of a majority of the Registrable Securities covered by such registration. If a Demand Registration is an underwritten offering and the managing underwriters advise the Company in writing (with a copy to each party hereto requesting registration of Registrable Securities) that in their opinion the number of Registrable Securities and, if permitted hereunder, other securities requested to be included in such offering exceeds the number of Registrable Securities and other securities, if any, which can be sold without adversely affecting the marketability of the offering, the Company shall include in such registration (i) first, the Registrable Securities requested to be included in such registration, pro rata among the holders of Registrable Securities on the basis of the amount of Registrable Securities owned by each such holder, and (ii) second, the other securities requested to be included in such registration. Any Persons other than holders of Registrable Securities who participate in Demand Registrations which are not at the Company’s expense must pay their share of the Registration Expenses as provided in Section 5 hereof.

(e)    Restrictions on Demand Registrations. The Company shall not be obligated to effect any Demand Registration within one hundred eighty (180) days after the date of effectiveness of a registration statement for any securities of the Company or within sixty (60) days prior to the proposed effective date of any such registration statement, provided that the Company is actively employing in good faith its commercially reasonable efforts to cause such registration statement to become effective. The Company shall be entitled to postpone, for a reasonable period of time up to ninety (90) days, the filing, effectiveness or use of, or trading under, any registration statement for a Demand Registration if the Company shall determine that any such filing or the sale of any securities pursuant to such registration statement would in the good faith judgment of the Board: (i) be expected to have an adverse effect on any proposal or plan by the Company or any of its Subsidiaries to engage in any acquisition of assets (other than in the ordinary course of business) or any merger, consolidation, tender offer or similar transaction; (ii) require disclosure of material nonpublic information that, if disclosed at such time, would be materially harmful to the interests of the Company and its stockholders; or (iii) otherwise be seriously detrimental to the Company or its equity holders; provided that in such event, the holders of a majority of the Registrable Securities requesting such Demand Registration will be entitled to withdraw such request and, if such request is withdrawn the Company will pay all Registration Expenses in connection with such registration; provided, further, that such right to postpone the filing, effectiveness or use of, or trading under, any registration statement may be exercised by the Company not more than once in any twelve (12) month period; provided, further, that the Company shall not register any securities for its own account or the account of any other stockholder during such period of postponement.

(f)    Selection of Underwriters. With respect to any Demand Registration, the Company will have the right to select the investment banker(s) and manager(s) to administer the offering, subject to the approval of those Initiating Holders holding a majority of Registrable Securities then held by all Initiating Holders, which approval will not be unreasonably withheld.

(g)    Other Registration Rights. Except as provided in this Agreement, the Company shall not grant to any Persons the right to request the Company to register any equity securities of the Company, or any securities convertible or exchangeable into or exercisable for such securities, without the prior written consent of the holders of a majority of Registrable Securities.

2. Piggyback Registrations.

(a)    Right to Piggyback. Whenever the Company proposes to register any of its equity securities (including any proposed registration of the Company’s securities by any third party (such third parties referred to herein as “Third Party Initiating Holders”)) under the Securities Act (other than (i) pursuant to a Demand Registration or (ii) a registration relating solely to the sale of securities of participants in a Company stock plan, a registration relating to a corporate reorganization or transaction under Rule 145 of the Act, a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities, or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered) (a “Piggyback Registration”), whether or not for sale for its own account, the Company shall give prompt written notice to all holders of Registrable

Securities of its intention to effect such a registration and, subject to Section 2(c), shall include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within fifteen (15) days after the receipt of the Company’s notice.

(b)    Piggyback Expenses. The Registration Expenses of the holders of Registrable Securities shall be paid by the Company in all Piggyback Registrations.

(c)    Priority on Primary Registrations. If a Piggyback Registration is an underwritten primary registration on behalf of the Company, and the managing underwriters advise the Company in writing (with a copy to each party hereto requesting registration of Registrable Securities) that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability of such offering, the Company shall include in such registration (i) first, the securities the Company proposes to sell, (ii) second, the Registrable Securities requested to be included in such registration, pro rata among the holders of such Registrable Securities on the basis of the amount of such securities owned by each such holder, and (iii) third, the other securities requested to be included in such registration.

(d)    Priority on Secondary Registrations. If a Piggyback Registration is an underwritten secondary registration on behalf of holders of the Company’s securities other than the parties hereto (i.e., is not a Demand Registration), and the managing underwriters advise the Company in writing (with a copy to each party hereto requesting registration of Registrable Securities) that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold without adversely affecting the marketability of the offering, the Company shall include in such registration (i) first, the Registrable Securities requested to be included therein, pro rata among holders of such Registrable Securities on the basis of the amount of such securities owned by each such holder and (ii) second, other securities requested to be included in such registration pro rata among the holders of such securities on the basis of the amount of such securities owned by each such holder.

(e)    Selection of Underwriters. If any Piggyback Registration is an underwritten offering, the Company will have the right to select the investment banker(s) and manager(s) to administer the offering, subject to the approval of: (i) in the case of a proposed registration of the Company’s securities for its own account, the holders of a majority of Registrable Securities participating in the offering; and (ii) in the case of a proposed registration of the Company’s securities by a third party, the Third Party Initiating Holders holding a majority of Registrable Securities then held by all Third Party Initiating Holders, which approval, in the case of each of (i) and (ii) above, will not be unreasonably withheld.

(f)    Other Registrations. If the Company has previously filed a registration statement with respect to Registrable Securities pursuant to Section 1 or pursuant to this Section 2, and if such previous registration has not been withdrawn or abandoned, the Company shall not file or cause to be effected any other registration of any of its equity securities or securities convertible or exchangeable into or exercisable for its equity securities under the Securities Act (except on Form S-4 or S-8 or any successor form), whether on its own behalf or at the request of any holder or holders of such securities, until a period of at least one hundred eighty (180) days has elapsed from the effective date of such previous registration.

(g)    Delay of Registration. No holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as a result of any controversy that might arise with respect to the interpretation or implementation of Section 1 or this Section 2.

3. “Market Stand-Off” Agreement.

(a)    Each holder of Registrable Securities hereby agrees that, (and provided that all greater than one percent (1%) stockholders and each director and executive officer of the Company also enters into similar agreements) it will not, directly or indirectly, without the prior written consent of the Company and the managing underwriter(s), (i) during the period commencing on the date of the final prospectus relating to an Initial Offering and ending on the date specified by the Company and the managing underwriter(s) (such period not to exceed one hundred eighty (180) calendar days), and (ii) during the period commencing on the date of the final prospectus relating to any subsequent underwritten public offering by the Company of its Capital Stock to the public effected pursuant to an effective registration under the Securities Act (other than a registration on Form S-4 or Form S-8 or any successor forms) and ending on the date specified by the Company and managing underwriter(s) (such period not to exceed ninety (90) calendar days): (i) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any Capital Stock (whether such shares or any such securities are then owned by the Stockholder or are thereafter acquired), or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Capital Stock, whether any such transaction described in clauses (i) or (ii) above is to be settled by delivery of Capital Stock, in cash or otherwise. The foregoing provisions of this Section 3 shall not apply to the sale of Capital Stock to an underwriter pursuant to an underwriting agreement. The underwriters in connection with the Initial Offering are intended third-party beneficiaries of this Section 3 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. Each holder of Registrable Securities further agrees to execute such agreements as may be reasonably requested by the underwriters in the Initial Offering that are consistent with this Section 3 or that are necessary to give further effect thereto. Any discretionary waiver or termination of the restrictions of any or all of such agreements by the Company or the underwriters shall apply to all holders of Registrable Securities subject to such agreements pro rata based on the number of shares subject to such agreements (after giving effect to any underwriter “cut-back” priority provisions as to which such shares are subject). Notwithstanding the foregoing, nothing in this Section 3 shall prevent a Stockholder from making a transfer of any Capital Stock that were listed on a national stock exchange, actively traded over-the-counter or traded on the Nasdaq National Market at the time they were acquired by the Stockholder or were acquired by such Stockholder pursuant to Rule 144A of the Securities Act, including any shares acquired in the Initial Offering.

In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each holder (and the shares or securities of every other Person subject to the foregoing restriction) until the end of such period.

(b)    Each holder of Registrable Securities agrees that, to the extent any Capital Stock has been certificated, each certificate evidencing such Capital Stock and each certificate issued in exchange for or upon the transfer of any shares of Capital Stock shall be stamped or otherwise imprinted with a legend in substantially the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A LOCK-UP PERIOD AFTER THE EFFECTIVE DATE OF THE ISSUER’S REGISTRATION STATEMENT FILED UNDER THE ACT, AS AMENDED, AS SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE ORIGINAL HOLDER OF THESE SECURITIES, A COPY OF WHICH MAY BE OBTAINED AT THE ISSUER’S PRINCIPAL OFFICE. SUCH LOCK-UP PERIOD IS BINDING ON TRANSFEREES OF THESE SHARES.

4. Registration Procedures. Subject to the limitations set forth in Section 1 and Section 2, whenever the holders of Registrable Securities have requested that any Registrable Securities be registered pursuant to this Agreement, the Company shall use its reasonable best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Company shall as expeditiously as possible:

(a)    prepare and (within sixty (60) days after the end of the period within which requests for registration may be given to the Company) file with the Securities and Exchange Commission a registration statement with respect to such Registrable Securities and use its reasonable best efforts to cause such registration statement to become effective (provided that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company shall furnish to the counsel selected by the holders of a majority of the Registrable Securities covered by such registration statement, copies of all such documents proposed to be filed, which documents shall be subject to the review and comment of such counsel);

(b)    notify in writing each holder of Registrable Securities of the effectiveness of each registration statement filed hereunder and prepare and file with the Securities and Exchange Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of either (i) not less than 180 days (subject to extension pursuant to Section 7(b)) or, if such registration statement relates to an underwritten offering, such longer period as in the opinion of counsel for the underwriters a prospectus is required by law to be delivered in connection with sales of Registrable Securities by an underwriter or dealer, or (ii) such shorter period as will terminate when all of the securities covered by such registration statement have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement (but in any event not before the expiration of any longer period required under the Securities Act), and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement until such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement;

(c)    furnish to each seller of Registrable Securities such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus and any Free Writing Prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

(d)    use its reasonable best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller (provided that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 4(d), (ii) subject itself to taxation in any such jurisdiction where it would not otherwise be required to subject itself but for this Section 4(d), or (iii) consent to general service of process in any such jurisdiction where it would not otherwise be required to consent but for this Section 4(d));

(e)    notify each seller of such Registrable Securities, at any time when a prospectus or Free Writing Prospectus (to the extent prepared by or on behalf of the Company) relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the discovery of the happening of any event as a result of which, the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and, at the request of any such seller, the Company shall prepare, file and furnish to such seller a reasonable number of copies of a supplement or amendment to such prospectus or Free Writing Prospectus (to the extent prepared by or on behalf of the Company) so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

(f)    cause all such Registrable Securities to be listed on each securities exchange or trading system on which similar securities issued by the Company are then listed;

(g)    provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

(h)    enter into such customary agreements (including underwriting agreements in customary form) and take all such other actions as the holders of a majority of the Registrable Securities being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including, without limitation, effecting a stock split or a combination of shares);

(i)    make available for inspection by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company’s officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

(j)    otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Securities and Exchange Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of the Company’s first full calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

(k)    permit any holder of Registrable Securities which holder, in its sole and exclusive judgment, might be deemed to be an underwriter or a controlling person of the Company, to participate in the preparation of such registration or comparable statement and to require the insertion therein of material, furnished to the Company in writing, which in the reasonable judgment of such holder and its counsel should be included;

(l)    in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any securities included in such registration statement for sale in any jurisdiction, use its reasonable best efforts promptly to obtain the withdrawal of such order;

(m)    use its reasonable best efforts to cause such Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the sellers thereof to consummate the disposition of such Registrable Securities;

(n)    obtain one or more comfort letters, dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement), from the Company’s independent public accountants in customary form and covering such matters of the type customarily covered by comfort letters as the holders of a majority of the Registrable Securities being sold reasonably request (provided that such Registrable Securities constitute at least 25% of the securities covered by such registration statement);

(o)    provide a legal opinion of the Company’s outside counsel, dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement), with respect to the registration statement, each amendment and supplement thereto, the prospectus included therein (including the preliminary prospectus) and such other documents relating thereto in customary form and covering such matters of the type customarily covered by legal opinions of such nature; and

(p) use reasonable efforts to cause certificates (if any) for the Registrable Securities covered by such registration statement to be delivered by the holders thereof to the underwriters in such denominations and registered in such names as the underwriters may request.

5. Registration Expenses.

(a)    All expenses incident to the Company’s performance of or compliance with this Agreement, including, without limitation, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, travel expenses, filing expenses, messenger and delivery expenses, fees and disbursements of custodians, fees and disbursements of counsel for the Company and fees and disbursements of all independent certified public accountants, underwriters (excluding discounts and commissions) and other Persons retained by the Company (all such expenses being herein called “Registration Expenses”), shall be borne by the Company, except as otherwise expressly provided in this Agreement, except that the Company shall, in any event, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange or trading system on which similar securities issued by the Company are then listed.

(b)    In connection with each Demand Registration and each Piggyback Registration, the Company shall reimburse the holders of Registrable Securities included in such registration for the reasonable fees and disbursements of one (1) counsel (in addition to local counsel) chosen by the holders of a majority of Registrable Securities included in such registration, and for the reasonable fees and disbursements of each additional counsel retained by any holder of Registrable Securities for the purpose of rendering a legal opinion on behalf of such holder in connection with any underwritten Demand Registration or Piggyback Registration.

(c)    To the extent Registration Expenses are not required to be paid by the Company, each holder of securities included in any registration hereunder shall pay those Registration Expenses allocable to the registration of such holder’s securities so included.

6. Indemnification.

(a)    The Company agrees to indemnify and hold harmless, to the fullest extent permitted by law, each holder of Registrable Securities, its officers, directors, managers, partners, equityholders, agents, and employees and each Person who controls such holder (within the meaning of the Securities Act) against any losses, claims, damages, liabilities, joint or several, together with reasonable costs and expenses (including reasonable attorneys’ fees), to which such indemnified party may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon (i) any breach of this Agreement by the Company, (ii) any untrue or alleged untrue statement of material fact contained (A) in any registration statement, prospectus, Free Writing Prospectus or preliminary prospectus or any amendment thereof or supplement thereto, any issuer information (as defined in Rule 433 of the Securities Act) filed or required to be filed pursuant to Rule 433(d) under the Securities Act or any other document incident to such registration prepared by or on behalf of the Company or used or referred to by the Company or (B) in any application or other document or communication (in this Section 6 collectively called an “application”) executed by or on behalf of the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify any securities covered by such registration statement under the “blue sky” or securities laws thereof, (iii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and (iv) any violation or alleged violation by the Company of the Securities Act, the Exchange Act or any state securities laws or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities laws, and the Company will reimburse such holder and each such director, officer and controlling Person for any legal or any other expenses incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission, made in such registration statement, any such prospectus or preliminary prospectus or any amendment or supplement thereto, or in any application, in reliance upon, and in conformity with, written information prepared and furnished to the Company by such holder expressly for use therein or by such holder’s failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished such holder with a sufficient number of copies of the same; provided further, that the indemnity agreement contained in this Section 6(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or expense if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld). In connection with an underwritten offering, the Company will indemnify such underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the holders of Registrable Securities.

(b)    In connection with any registration statement in which a holder of Registrable Securities is participating, each such holder will furnish to the Company in writing such information and affidavits as the Company reasonably requests (and which are customarily provided by selling stockholders) for use in connection with any such registration statement or prospectus and, to the fullest extent permitted by law, will, severally and not jointly, indemnify and hold harmless the Company, and its respective directors, officers, agents and employees and each other Person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities, joint or several, together with reasonable costs and expenses (including reasonable attorneys’ fees), to which such indemnified party may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon (i) any breach of this Agreement by such holder, (ii) any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or in any application, or (iii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is made in such registration statement, any such prospectus or preliminary prospectus or any amendment or supplement thereto, or in any application, in reliance upon and in conformity with written information prepared and furnished to the Company by such holder expressly for use therein, and such holder will reimburse the Company and each such other indemnified party for any legal or any other expenses incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided, however, that the obligation to indemnify will be individual to each holder and will be limited to the net amount of proceeds received by such holder from the sale of Registrable Securities pursuant to such registration statement; provided further, that the indemnity agreement contained in this Section 6(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or expense if such settlement is effected without the consent of the holder of Registrable Securities (which consent shall not be unreasonably withheld).

(c)    Any person entitled to indemnification under this Agreement shall notify promptly the indemnifying party in writing of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this Section 6, but the failure of any indemnified party to provide such notice shall not relieve the indemnifying party of its obligations under the preceding subsections of this Section 6, except to the extent the indemnifying party is materially prejudiced thereby and shall not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise than under this Section 6. In case any action or proceeding is brought against an indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, unless in the reasonable opinion of outside counsel to the indemnified party a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, to assume the defense thereof jointly with any other indemnifying party similarly notified, to the extent that it chooses, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party that it so chooses, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that (i) if the indemnifying party fails to take reasonable steps necessary to defend diligently the action or proceeding within twenty (20) days after receiving notice from such indemnified party that the indemnified party believes it has failed to do so, (ii) if such indemnified party who is a defendant in any action or proceeding which is also brought against the indemnifying party reasonably shall have concluded that there may be one or more legal defenses available to such indemnified party which are not available to the indemnifying party, or (iii) if representation of both parties by the same counsel is otherwise inappropriate under applicable standards of professional conduct, then, in any such case, the indemnified party shall have the right to assume or continue its own defense as set forth above (but with no more than one firm of counsel for all indemnified parties in each jurisdiction, except to the extent any indemnified party or parties reasonably shall have concluded that there may be legal defenses available to such party or parties which are not available to the other indemnified parties or to the extent representation of all indemnified parties by the same counsel is otherwise inappropriate under applicable standards of professional conduct) and the indemnifying party shall be liable for any expenses therefor.

(d)    No indemnifying party shall, without the written consent of each indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (A) includes an unconditional release of the indemnified party from all liability arising out of such action or claim without any payment or consideration provided or obligation incurred by any indemnified party, and (B) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(e)    If the indemnification provided for in this Section 6 is unavailable to or is insufficient to hold harmless an indemnified party under the provisions above in respect to any losses, claims, damages or liabilities referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the sellers of Registrable Securities and any other sellers participating in the registration statement on the other hand, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative fault referred to in clause (i) above but also the relative benefit of the Company on the one hand and of the sellers of Registrable Securities and any other sellers participating in the registration statement on the other in connection with the registration statement on the other in connection with the statement or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the sellers of Registrable Securities and any other sellers participating in the registration statement on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) to the Company bear to the total net proceeds from the offering (before deducting expenses) to the sellers of Registrable Securities and any other sellers participating in the registration statement. The relative fault of the Company on the one hand and of the sellers of Registrable Securities and any other sellers participating in the registration statement on the other shall be determined by reference to, among other things, whether the untrue or alleged omission to state a material fact relates to information supplied by the Company or by the sellers of Registrable Securities or other sellers participating in the registration statement and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the sellers of Registrable Securities agree that it would not be just and equitable if contribution pursuant to this Section 6 were determined by pro rata allocation (even if the sellers of Registrable Securities were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6, no seller of Registrable Securities shall be required to contribute pursuant to this Section 6 any amount in excess of the net proceeds received by such seller from the sale of Registrable Securities covered by the registration statement filed pursuant hereto. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(f)    The indemnification and contribution by any such party provided for under this Agreement shall be in addition to any other rights to indemnification or contribution which any indemnified party may have pursuant to law or contract and will remain in full force and effect regardless of any investigation made or omitted by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and will survive the transfer of securities.

(g)    The indemnification and contribution required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

(h)    The obligations of the Company and holders of Registrable Securities under this Section 6 shall survive the completion of any offering of Registrable Securities in a registration statement under this Agreement and otherwise.

7. Participation in Underwritten Registrations.

(a)    No Person may participate in any registration hereunder which is underwritten unless such Person (i) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements (including, without limitation, pursuant to the terms of any over-allotment or “green shoe” option requested by the managing underwriters), provided that no holder of Registrable Securities will be required to sell more than the number of Registrable Securities that such holder has requested the Company to include in any registration, and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements; provided that no holder of Registrable Securities included in any underwritten registration shall be required to make any representations or warranties to the Company or the underwriters (other than representations and warranties regarding such holder and such holder’s intended method of distribution) or to undertake any indemnification obligations to the Company or the underwriters with respect thereto, except as otherwise provided in Section 6 hereof.

(b)    Each Person that is participating in any registration hereunder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 4(e) above, such Person will forthwith discontinue the disposition of its Registrable Securities pursuant to the registration statement until such Person’s receipt of the copies of a supplemented or amended prospectus as contemplated by such Section 4(e). In the event the Company shall give any such notice, the applicable time period mentioned in Section 4(b) during which a Registration Statement is to remain effective shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to this Section to and including the date when each seller of a Registrable Security covered by such registration statement shall have received the copies of the supplemented or amended prospectus contemplated by Section 4(e).

8. Reports Under the Exchange Act. With a view to making available the benefits of certain rules and regulations of the Securities and Exchange Commission that may permit the sale of Registrable Securities to the public without registration or pursuant to a registration on Form S-3, the Company agrees at all times after the Company has filed a registration statement with the Securities and Exchange Commission pursuant to the requirements of either the Securities Act or the Exchange Act to use its reasonable best efforts to:

(a)    make and keep public information regarding the Company available as those terms are understood and defined in Rule 144 under the Securities Act and the Exchange Act;

(b)    file with the Securities and Exchange Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act at any time after it has become subject to such reporting requirements; and

(c)    so long as a holder owns any Registrable Securities, furnish to the holder forthwith upon written request (i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144, and of the Securities Act and the Exchange Act, or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies) (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company and (iii) such other information as a holder may reasonably request in availing itself of any rule or regulation of the Securities and Exchange Commission allowing a holder to sell any such securities without registration or pursuant to such form.

9. Termination of Registration Rights. No holder of Registrable Securities shall be entitled to exercise any right provided for in Section 1 or Section 2: (a) after five (5) years following the consummation of the Initial Offering or (b) as to any holder of Registrable Securities, such earlier time after the Initial Offering (but in no event prior to the first anniversary of the expiration of the lock up) at which such holder (i) can sell all shares held by it in compliance with Rule 144(b)(1)(i) or (ii) holds one percent (1%) or less of the Company’s outstanding Common Stock and all Registrable Securities held by such holder (together with any Affiliate of the holder with whom such holder must aggregate its sales under Rule 144) can be sold in any three (3) month period without registration in compliance with Rule 144. For the avoidance of doubt, this Agreement shall terminate with respect to any Stockholder when such Stockholder no longer holds any Registrable Securities of the Company.

10. Definitions.

“Board” means the Company’s Board of Directors, as constituted from time to time.

“Capital Stock” shall have the meaning ascribed to it in the Stockholders Agreement.

“Common Stock” means shares of the common stock of the Company, par value $0.01.

“Form S-3” means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the Securities and Exchange Commission that permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the Securities and Exchange Commission.

“Free Writing Prospectus” means a free-writing prospectus, as defined in Rule 405 under the Securities Act.

“Initial Offering” means the Company’s first firm commitment underwritten public offering of its Common Stock under the Securities Act.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

“Registrable Securities” means (i) any Capital Stock held by a Person who is a party to this Agreement, and (ii) any securities issued or issuable directly or indirectly with respect to the securities referred to in clause (i) above by way of dividend or split or in connection with a combination of securities, recapitalization, merger, consolidation or other reorganization, including a recapitalization or exchange. As to any particular securities constituting Registrable Securities, such securities shall cease to be Registrable Securities when they have been (x) distributed to the public pursuant to an offering registered under the Securities Act, (y) sold to the public through a broker, dealer or market maker in compliance with Rule 144 (or any successor rule) promulgated under the Securities Act, or (z) distributed to any partner or member of any private equity fund or co-investment vehicle (but, in connection with this clause (z), only if the holders thereof advise the Company in writing of their desire to exclude the securities so distributed from the definition of “Registrable Securities” hereunder at any time before or after the date of such distribution). For purposes of this Agreement, a Person shall be deemed to be a holder of Registrable Securities whenever such Person has the right to acquire such Registrable Securities (upon conversion or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected, and such Person shall be entitled to exercise the rights of a holder of Registrable Securities hereunder.

“Share Sale and Repurchase Agreement” means the Share Sale and Repurchase Agreement dated as of November 25, 2014, by and among the Company, the Investors listed on Schedule I thereto and the Selling Stockholders listed on Schedule II thereto.

“Stockholders Agreement” means the Third Amended and Restated Stockholders Agreement by and among the Company and the Stockholders named therein, dated as of even date herewith, and as it may be amended or restated from time to time in accordance with its terms.

“Subsidiary” is defined in the Stockholders Agreement.

11. Miscellaneous.

(a)    No Inconsistent Agreements. The Company shall not hereafter enter into any agreement with respect to its securities which is inconsistent with or violates the rights granted to the holders of Registrable Securities in this Agreement.

(b)    Adjustments Affecting Registrable Securities. Except as otherwise permitted herein or by the Third Amended and Restated Certificate of Incorporation of the Company (the “Certificate”), the Amended and Restated Bylaws of the Company (the “Bylaws”) or the Stockholders Agreement, the Company shall not take any action, or permit any change to occur, with respect to its securities which would adversely affect the ability of the holders of Registrable Securities to include such Registrable Securities in a registration undertaken pursuant to this Agreement or which would adversely affect the marketability of such Registrable Securities in any such registration (including, without limitation, effecting a stock split or a combination of shares).

(c)    Remedies. Any Person having rights under any provision of this Agreement shall be entitled to enforce such rights specifically to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or other security) for specific performance and for other injunctive relief in order to enforce or prevent violation of the provisions of this Agreement. Nothing contained in this Agreement will be construed to confer upon any Person who is not a signatory hereto any rights or benefits, as a third party beneficiary or otherwise.

(d)    Entire Agreement; Amendment and Restatement of Original Agreement. This Agreement and the other writings referred to herein or delivered pursuant hereto constitute the entire agreement between the parties hereto and supersede all prior agreements (including the Original Agreement), understandings, negotiations and discussions, whether oral or written, of the parties.

(e)    Amendments and Waivers. Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement shall be effective against the Company or the holders of Registrable Securities unless such modification, amendment or waiver is approved in writing by the Company and the holders of at least a majority of Registrable Securities then in existence; provided that no such amendment or modification that would materially and adversely affect holders of one class or group of Registrable Securities in a manner different than holders of any other class or group of Registrable Securities (other than amendment and modifications required to implement the provisions of Section 11(f)), shall be effective against the holders of such class or group of Registrable Securities without the prior written consent of holders of at least a majority of Registrable Securities of such class or group materially and adversely affected thereby. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute a waiver of any such breach or any other covenant, duty, agreement or condition.

(f)    Additional Parties. The Board (or other equivalent governing body of the Company, as applicable) shall be entitled, but not obligated, with the consent of Persons holding at least a majority of Registrable Securities, to allow any purchaser from the Company of equity securities (or securities or rights convertible or exercisable into equity securities), of the same type and class of the Registrable Securities, to execute a counterpart to this Agreement and become a party hereto (each, an “Additional Party”), in which case the equity securities issued or issuable to any such Additional Party shall be deemed “Registrable Securities.” Except as set forth in this Section 11(f) and in Section 1(g), the Company will not grant to any other Persons any registration rights.

(g)    Successors and Assigns. All covenants and agreements in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. In addition, whether or not any express assignment has been made, the provisions of this Agreement which are for the benefit of the purchasers or holders of any type of Registrable Securities are, except as otherwise described herein, also for the benefit of, and enforceable by, any subsequent holder of Registrable Securities. Notwithstanding the foregoing, in order to obtain the benefit of this Agreement, any subsequent holder of Registrable Securities must execute a counterpart to this Agreement, thereby agreeing to be bound the terms hereof and, in connection with any such assignment described in this Section 11(g) (whether by operation of law or otherwise), such subsequent holder of Registrable Securities must also first comply with the terms and conditions (if any) contained in the Certificate, Bylaws and Stockholders Agreement in effect at the time of such assignment.

(h)    Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or the effectiveness or validity of any provision in any other jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

(i)    Counterparts. This Agreement may be executed in separate counterparts each of which will be an original and all of which taken together will constitute one and the same agreement.

(j)    Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. Whenever required by the context, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa. The use of the word “including” in this Agreement shall be by way of example rather than by limitation. Reference to any agreement, document or instrument means such agreement, document or instrument as amended or otherwise modified from time to time in accordance with the terms thereof, and if applicable, hereof. Without limiting the generality of the immediately preceding sentence, no amendment or other modification to any agreement, document or instrument that requires the consent of any Person pursuant to the terms of this Agreement or any other agreement (including the Stockholders Agreement) will be given effect hereunder unless such Person has consented in writing to such amendment or modification. The use of the words “or,” “either” and “any” shall not be exclusive.

(k)    Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. Any dispute relating hereto shall be heard in the state or federal courts of Delaware, and the parties agree to jurisdiction and venue therein.

(l)    Notices. Any notice provided for in this Agreement will be in writing and will be either personally delivered, or received by certified mail, return receipt requested, sent by reputable overnight courier service (charges prepaid) or telecopied (with hard copy to follow) to the Company at the address set forth below and to any other recipient and to any subsequent holder of Registrable Securities subject to this Agreement at such address as indicated by the Company’s records, or at such address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party. Notices will be deemed to have been given hereunder when delivered personally, three days after deposit in the U.S. mail and one day after deposit with a reputable overnight courier service. The Company’s address is:

To the Company:

SVMK Inc.

101 Lytton Avenue

Palo Alto, CA 94301

Attention: General Counsel

E-Mail: Legal@surveymonkey.com

or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

(m)    Delivery by Facsimile. This Agreement and any signed agreement or instrument entered into in connection with this Agreement or contemplated hereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine as a defense to the formation of a contract and each such party forever waives any such defense.

(n)    No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

*    *    *    *    *

IN WITNESS WHEREOF, the parties have executed this Fourth Amended and Restated Registration Rights Agreement as of the date first above written.

COMPANY:

SVMK INC.

By:	/s/ Tim Maly
Name:	Tim Maly
Title:	COO/CFO

[SVMK Inc.—Registration Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Fourth Amended and Restated Registration Rights Agreement as of the date first above written.

STOCKHOLDERS:

BAIN CAPITAL VENTURE FUND 2007, L.P.

By:	Bain Capital Venture Partners, L.P., its general partner
By:	Bain Capital Venture Investors, LLC, its general partner

By:	/s/ Todd MacLean
Name:	Todd MacLean
Title:	Managing Director

BCIP VENTURE ASSOCIATES

By:	Bain Capital Investors, LLC, its managing partner
By:	Bain Capital Venture Investors, LLC, its Attorney-in-fact

By:	/s/ Todd MacLean
Name:	Todd MacLean
Title:	Managing Director

BCIP VENTURE ASSOCIATES-B

By:	Bain Capital Investors, LLC, its managing partner
By:	Bain Capital Venture Investors, LLC, its Attorney-in-fact

By:	/s/ Todd MacLean
Name:	Todd MacLean
Title:	Managing Director

[SVMK Inc.—Registration Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Fourth Amended and Restated Registration Rights Agreement as of the date first above written.

STOCKHOLDERS:

SCOTTISH MORTGAGE INVESTMENT TRUST PLC

By:	/s/ Tom Slater
Name:	Tom Slater
Title:	Partner of Baillie Gifford & Co, as agent for Scottish Mortgage Investment Trust Plc

[SVMK Inc.—Registration Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Fourth Amended and Restated Registration Rights Agreement as of the date first above written.

STOCKHOLDERS:

GC I, LP

By:	GC I GP, LLC, its general partner

By:	/s/ David Lawee
Name:	David Lawee
Title:	General Partner

GOOGLE CAPITAL 2014, LP

By:	Google Capital 2014 GP, LLC, its general partner

By:	/s/ David Lawee
Name:	David Lawee
Title:	General Partner

[SVMK Inc.—Registration Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Fourth Amended and Restated Registration Rights Agreement as of the date first above written.

STOCKHOLDERS:

ICQ INVESTMENTS 21, LP

By:	/s/ Kevin Foster
Name:	Kevin Foster
Title:	Authorized Signatory
Address:

[SVMK Inc.—Registration Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Fourth Amended and Restated Registration Rights Agreement as of the date first above written.

STOCKHOLDERS:

THE LOUIS BERKMAN INVESTMENT COMPANY

By:	/s/ Laurence E. Paul
Name:	Laurence E. Paul
Title:	President

PAUL FAMILY I LLC

By:	/s/ Linda L. Pirkle
Name:	Linda L. Pirkle
Title:	Secretary

[SVMK Inc.—Registration Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Fourth Amended and Restated Registration Rights Agreement as of the date first above written.

STOCKHOLDERS:

TPG SM HOLDINGS, L.P.

By:	TPG Growth II Advisors, Inc., its general partner

By:	/s/ Ronald Cami
Name:	Ronald Cami
Title:	Vice President
Address:

MRS TRUST

By:	/s/ Mitch Otolski
Name:	Mitch Otolski
Title:	Agent on behalf of the Trustee of the MRS Trust
Address:	100 Federal Street Boston, MA 02110

[SVMK Inc.—Registration Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Fourth Amended and Restated Registration Rights Agreement as of the date first above written.

STOCKHOLDERS:

SM INVESTOR LLC

By:	/s/ Ben Spero
Name:
Title:

[SVMK Inc.—Registration Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Fourth Amended and Restated Registration Rights Agreement as of the date first above written.

STOCKHOLDERS:

SM PROFITS, LLC

By:	/s/ Chris Finley
Name:	Chris Finley
Title:	Manager, SM Profits, LLC

[SVMK Inc.—Registration Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Fourth Amended and Restated Registration Rights Agreement as of the date first above written.

STOCKHOLDERS:

THE SOCIAL+CAPITAL PARTNERSHIP, L.P.

By:	The Social+Capital Partnership GP, L.P., its general partner

By:	The Social+Capital Partnership GP, Ltd., its general partner

By:	/s/ Ryan Purcell
Name:	Ryan Purcell
Title:	Chief Operating Officer

THE SOCIAL+CAPITAL PARTNERSHIP PRINCIPALS FUND, L.P.

By:	The Social+Capital Partnership GP, L.P., its general partner

By:	The Social+Capital Partnership GP, Ltd., its general partner

By:	/s/ Ryan Purcell
Name:	Ryan Purcell
Title:	Chief Operating Officer

[SVMK Inc.—Registration Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Fourth Amended and Restated Registration Rights Agreement as of the date first above written.

STOCKHOLDERS:

TIGER GLOBAL PRIVATE INVESTMENT PARTNERS VII, L.P.

By:	Tiger Global PIP Performance VII, L.P., Its General Partner
By:	Tiger Global PIP Management VII, Ltd., Its General Partner

By:	/s/ [illegible]
Name:
Title:

By:	/s/ Griffin Schroeder
Name:	Griffin Schroeder
Title:

[SVMK Inc.—Registration Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Fourth Amended and Restated Registration Rights Agreement as of the date first above written.

STOCKHOLDERS:

T. ROWE PRICE NEW HORIZONS FUND, INC.
T. ROWE PRICE NEW HORIZONS TRUST
T. ROWE PRICE U.S. EQUITIES TRUST

By:	T. Rowe Price Associates, Inc., Investment Adviser

By:	/s/ J. David Wagner
Name:	J. David Wagner
Title:	Vice President

T. ROWE PRICE SMALL-CAP VALUE FUND, INC.
T. ROWE PRICE U.S. SMALL-CAP VALUE EQUITY TRUST
T. ROWE PRICE U.S. EQUITIES TRUST

By:	T. Rowe Price Associates, Inc., Investment Adviser

By:	/s/ J. David Wagner
Name:	J. David Wagner
Title:	Vice President

[SVMK Inc.—Registration Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Fourth Amended and Restated Registration Rights Agreement as of the date first above written.

STOCKHOLDERS:

T. ROWE PRICE SMALL-CAP STOCK FUND, INC.
T. ROWE PRICE INSTITUTIONAL SMALL-CAP STOCK FUND
T. ROWE PRICE PERSONAL STRATEGY INCOME FUND
T. ROWE PRICE PERSONAL STRATEGY BALANCED FUND
T. ROWE PRICE PERSONAL STRATEGY GROWTH FUND
T. ROWE PRICE PERSONAL STRATEGY BALANCED PORTFOLIO
U.S. SMALL-CAP STOCK TRUST
VALIC COMPANY I – SMALL CAP FUND
TD MUTUAL FUNDS – TD U.S. SMALL-CAP EQUITY FUND
T. ROWE PRICE U.S. SMALL-CAP CORE EQUITY TRUST
ADVANTUS CAPITAL MANAGEMENT, INC.
MINNESOTA LIFE INSURANCE CO.

By:	T. Rowe Price Associates, Inc., Investment Adviser

By:	/s/ J. David Wagner
Name:	J. David Wagner
Title:	Vice President

[SVMK Inc.—Registration Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Fourth Amended and Restated Registration Rights Agreement as of the date first above written.

STOCKHOLDERS:

21813 INVESTMENT HOLDINGS LLC

By:	Willet Advisors LLC, its manager

By:	/s/ Alice Ruth
Name:	Alice Ruth
Title:	Chief Investment Officer

[SVMK Inc.—Registration Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Fourth Amended and Restated Registration Rights Agreement as of the date first above written.

STOCKHOLDERS:

MORGAN STANLEY INSTITUTIONAL FUND TRUST – MID CAP GROWTH PORTFOLIO

By:	Morgan Stanley Investment Management Inc., its investment adviser

By:	/s/ Joseph Benedetti
Name:	Joseph Benedetti
Title:	Managing Director

[SVMK Inc.—Registration Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Fourth Amended and Restated Registration Rights Agreement as of the date first above written.

STOCKHOLDERS:

ALLIANZ VARIABLE INSURANCE PRODUCTS TRUST: AZL MORGAN STANLEY MID CAP GROWTH FUND

By:	Morgan Stanley Investment Management Inc., its sub-adviser

By:	/s/ Joseph Benedetti
Name:	Joseph Benedetti
Title:	Managing Director

JNL SERIES TRUST – JNL/MORGAN STANLEY MID CAP GROWTH FUND

By:	Morgan Stanley Investment Management Inc., its sub-adviser

By:	/s/ Joseph Benedetti
Name:	Joseph Benedetti
Title:	Managing Director

MET INVESTORS SERIES TRUST: MORGAN STANLEY MID CAP GROWTH PORTFOLIO

By:	Morgan Stanley Investment Management Inc., its sub-adviser

By:	/s/ Joseph Benedetti
Name:	Joseph Benedetti
Title:	Managing Director

[SVMK Inc.—Registration Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Fourth Amended and Restated Registration Rights Agreement as of the date first above written.

STOCKHOLDERS:

FIDELITY RUTLAND SQUARE TRUST II: STRATEGIC ADVISERS GROWTH MULTI-MANAGER FUND

By:	Morgan Stanley Investment Management Inc., its sub-adviser

By:	/s/ Joseph Benedetti
Name:	Joseph Benedetti
Title:	Managing Director

FIDELITY RUTLAND SQUARE TRUST II: STRATEGIC ADVISERS GROWTH FUND

By:	Morgan Stanley Investment Management Inc., its sub-adviser

By:	/s/ Joseph Benedetti
Name:	Joseph Benedetti
Title:	Managing Director

VALIC COMPANY I: MID CAP STRATEGIC GROWTH FUND

By:	Morgan Stanley Investment Management Inc., its sub-adviser

By:	/s/ Joseph Benedetti
Name:	Joseph Benedetti
Title:	Managing Director

[SVMK Inc.—Registration Rights Agreement]